                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                                       FOR

                                  DON D. JORDAN

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                                       FOR

                                  DON D. JORDAN


                                    I N D E X


                                                                                                                Page
                                                                                                                ----
1.       CERTAIN DEFINITIONS......................................................................................1

         Accrued Obligations......................................................................................1
         Affiliated Companies.....................................................................................1
         Annual Base Salary.......................................................................................1
         Base Amount..............................................................................................1
         Base Employment Period...................................................................................2
         Beneficiary..............................................................................................2
         Board....................................................................................................2
         Cause....................................................................................................2
         Change of Control or CIC.................................................................................2
         CIC Agreement............................................................................................4
         CIC Resolution Date......................................................................................4
         Code.....................................................................................................4
         Consulting Period........................................................................................4
         Date of Termination......................................................................................4
         Deferred Compensation Plan...............................................................................5
         Disability...............................................................................................5
         Disability Effective Date................................................................................5
         Effective Date...........................................................................................5
         EICP.....................................................................................................5
         Employment Period........................................................................................5
         Good Reason..............................................................................................5
         LICP.....................................................................................................6
         Notice of Termination....................................................................................6
         Other Benefits...........................................................................................6
         Performance Shares.......................................................................................6
         Retirement...............................................................................................6
         SERP.....................................................................................................6
         Spouse...................................................................................................6
         Stock....................................................................................................6

                                       (i)

                                                                                                                Page
                                                                                                                ----
         Stock Award..............................................................................................6
         Supplemental Retirement Benefit..........................................................................6
         Target Bonus.............................................................................................6
         Vested Shares............................................................................................6
         Welfare Benefit Continuation.............................................................................6
         Without Cause............................................................................................7
         Without Good Reason......................................................................................7

2.       EMPLOYMENT PERIOD........................................................................................7

3.       TERMS OF EMPLOYMENT......................................................................................7

         A.       Position and Duties.............................................................................7
         B.       Compensation....................................................................................8

4.       TERMINATION OF EMPLOYMENT...............................................................................11

         A.       Death or Disability............................................................................11
         B.       Cause..........................................................................................12
         C.       Good Reason....................................................................................12
                           D.       Notice of Termination........................................................12
         E.       Expiration of Employment Period................................................................12

5.       OBLIGATIONS OF THE COMPANY UPON TERMINATION OF
            EMPLOYMENT...........................................................................................12

         A.       For Cause or Without Good Reason...............................................................12
         B.       Otherwise, Upon CIC or While the Company is a Party to a CIC
                     Agreement...................................................................................12
         C.       Otherwise, Before a CIC and When the Company is not a Party to a
                     CIC Agreement...............................................................................13
         D.       Salary Continuation Plan.......................................................................17
         E.       Office.........................................................................................17

6.       CONSULTING PERIOD AND DUTIES............................................................................17

7.       NON-EXCLUSIVITY OF RIGHTS...............................................................................18


                                      (ii)

                                                                                                               Page
                                                                                                               ----
8.       SET-OFF; MITIGATION; LEGAL FEES; EXPENSES; OBLIGATIONS
            PENDING DISPUTE RESOLUTION ..........................................................................18

         A.       Set-Off and Mitigation.........................................................................18
         B.       Legal Fees and Expenses........................................................................18
         C.       Obligations Pending Dispute Resolution.........................................................19

9.       CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY..............................................................20

10.      CONFIDENTIAL INFORMATION................................................................................22

11.      SUCCESSORS..............................................................................................22

12.      SOURCE OF PAYMENTS......................................................................................23

13.      EFFECT OF PRIOR AGREEMENTS..............................................................................23

14.      CONSOLIDATION, MERGER OR SALE OF ASSETS.................................................................23

15.      MISCELLANEOUS...........................................................................................23

16.      DEFERRED COMPENSATION PLAN AND SERP PAYMENTS............................................................24


                                      (iii)

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


                  THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between HOUSTON INDUSTRIES INCORPORATED, a Texas corporation (said corporation, together with its successors and assigns permitted under this Agreement, hereinafter referred to as the "Company"), and DON D. JORDAN (the "Executive"), this 7th day of November, 1997.


                              W I T N E S S E T H:

                  WHEREAS, on February 25, 1997, the Company and the Executive entered into an Amended and Restated Employment Agreement (the "Prior Agreement") under which the Executive would be employed by the Company through June 1, 1999; and

                  WHEREAS, the parties to said Prior Agreement desire to completely amend and restate said Prior Agreement to provide for the extended employment of the Executive in the event that, on June 1, 1999, the Company is a party to a binding agreement to effect a Change of Control; and

                  WHEREAS, Section 15(A) of the Prior Agreement contemplates the amendment of the Prior Agreement with the mutual consent of the parties and the parties desire to amend and restate the Prior Agreement;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree that the Prior Agreement shall be amended and restated in its entirety to read as follows:

         1.       CERTAIN DEFINITIONS:

                  "ACCRUED OBLIGATIONS" shall have the meaning set forth in
Section 5(C)(i)(a).

                  "AFFILIATED COMPANIES" shall mean and include any company controlled by, controlling or under common control with the Company within the meaning of Section 414 of the Code.

                  "ANNUAL BASE SALARY" shall mean the salary of the Executive provided for in Section 3(B)(i), as adjusted and in effect from time to time.

                  "BASE AMOUNT" shall mean the sum of the Executive's Annual Base Salary plus Target Bonus plus the Fair Market Value (within the meaning of the LICP) of the Performance Shares, determined as of the time of a CIC or at the time of any other event entitling the Executive or his Beneficiary to benefits under Section 5(B)(i).

                  "BASE EMPLOYMENT PERIOD" shall mean the period commencing on the Effective Date and ending on June 1, 1999.

                  "BENEFICIARY" shall mean the person or persons, trustee or trustees of a trust, partnership, corporation, limited liability partnership, limited liability company or other entity named, in a writing filed with the Company, to receive any compensation or benefit payable hereunder following the Executive's death or, in the event no such person or entity is named or survives the Executive, his estate. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his Beneficiary, estate or other legal representative.

                  "BOARD" shall mean the Board of Directors of the Company.

                  "CAUSE" shall mean (i) repeated violations by the Executive of the Executive's obligations under Section 3(A) (other than as a result of incapacity due to physical or mental illness) which are demonstrably willful and deliberate on the Executive's part, which are committed in bad faith or without reasonable belief that such violations are in the best interests of the Company and which are not remedied in a reasonable period of time after receipt of written notice from the Company specifying such violations or (ii) the conviction of the Executive of a felony involving moral turpitude.

                  A "CHANGE OF CONTROL" or "CIC" shall be deemed to have occurred upon the occurrence of any of the following events:

                  (a) 30% OWNERSHIP CHANGE: Any Person makes an acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or

                  (b) BOARD MAJORITY CHANGE: Individuals who are Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

                  (c) MAJOR MERGERS AND ACQUISITIONS: Consummation of a Business Combination unless, immediately following such Business Combination,
         (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its shareholders, the total fair market value of such consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company's consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or

                  (d) MAJOR ASSET DISPOSITIONS: Consummation of a Major Asset Disposition unless, immediately following such Major Asset Disposition,
         (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and (ii) a majority of the members of the board of directors of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.

For purposes of the foregoing,

                  (1) the term "Person" means an individual, entity or group;

                  (2) the term "group" is used as it is defined for purposes of
         Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act");

                  (3) the term "beneficial owner" is used as it is defined for purposes of Rule 13d-3 under the Exchange Act;

                  (4) the term "Outstanding Voting Stock" means outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

                  (5) the term "Incumbent Director" means a director of the Company (x) who was a director of the Company on September 1, 1997 or
         (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company's shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

                  (6) the term "election contest" is used as it is defined for purposes of Rule 14a-11 under the Exchange Act;

                  (7) the term "Business Combination" means (x) a merger or consolidation involving the Company or its stock or (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

                  (8) the term "parent corporation resulting from a Business Combination" means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries; and

                  (9) the term "Major Asset Disposition" means the sale or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors.

                  "CIC AGREEMENT" shall mean a binding agreement to effect a CIC.

                  "CIC RESOLUTION DATE" shall mean the date that a CIC occurs or, if earlier, the date that a CIC Agreement that was in effect on June 1, 1999 is terminated.

                  "CODE" shall mean the Internal Revenue Code of 1986, as in effect on the Effective Date and as thereafter amended.

                  "CONSULTING PERIOD" shall mean the period commencing on the first day following the last day of the Employment Period and ending on the 365th day following the last day of the Employment Period.

                  "DATE OF TERMINATION" shall mean (a) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (b) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination, (c) if the Executive's employment is terminated by reason of death, Retirement or Disability, the date of death or Retirement of the Executive or the Disability Effective Date, as the case may be, and (d) if the Executive's employment is terminated by reason of the expiration of the Employment Period, the last day of the Employment Period.

                  "DEFERRED COMPENSATION PLAN" shall mean each of the Deferred Compensation Plan (amended restated effective January 1, 1991), the Deferred Compensation Plan (amended and restated effective January 1, 1989) and the Deferred Compensation Plan (amended and restated effective September 1, 1985), each of which is sponsored by the Company, as in effect from time to time.

                  "DISABILITY" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative, such agreement as to acceptability by the Executive not to be withheld unreasonably.

                  "DISABILITY EFFECTIVE DATE" shall mean the date so described in Section 4(A).

                  "EFFECTIVE DATE" shall mean January 8, 1997.

                  "EICP" shall mean the Company's Executive Incentive Compensation Plan, as in effect from time to time, or any similar successor plan adopted by the Company.

                  "EMPLOYMENT PERIOD" shall mean the Base Employment Period unless (a) a CIC occurs on or before June 1, 1999, in which case the Employment Period shall end on the CIC Resolution Date, or (b) the Company is a party to a CIC Agreement on June 1, 1999, in which case the Employment Period shall continue through, and end on, the CIC Resolution Date.

                  "GOOD REASON" shall mean:

                  (a) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(A), or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (b) any failure by the Company to comply with any of the provisions of Section 3(B), other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (c) the Company's requiring the Executive to be based at any office or location other than that described in Section 3(A)(i) or the Company's failure to provide the residence required by Section 3(A)(i);

                  (d) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

                  (e) any failure by the Company to comply with and satisfy
         Section 11(C), provided that the successor described in Section 11(C) has received at least ten days' prior written notice from the Company or the Executive of the requirements of Section 11(C).

                  "LICP" shall mean the Company's Long-Term Incentive Compensation Plan, as in effect from time to time, or any similar successor plan adopted by the Company.

                  "NOTICE OF TERMINATION" shall mean a written notice that (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (c) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 15 days after the giving of such notice except in the case of a Disability Effective Date).

                  "OTHER BENEFITS" shall mean the amounts so described in
Section 5(C)(i)(e).

                  "PERFORMANCE SHARES" shall mean the shares of Stock so described in Section 3(B)(ii).

                  "RETIREMENT" shall mean the retirement of the Executive with the express consent of the Board.

                  "SERP" shall mean the Benefit Restoration Plan of the Company.

                  "SPOUSE" shall mean the person who is legally married to the Executive.

                  "STOCK" shall have the meaning ascribed thereto in Section 3(B)(ii).

                  "STOCK AWARD" shall mean the award made to the Executive pursuant to Section 3(B)(ii).

                  "SUPPLEMENTAL RETIREMENT BENEFIT" shall mean the benefit so described in Section 5(C)(i)(c).

                  "TARGET BONUS" shall mean the Executive's target incentive opportunity under the EICP in effect for the year with respect to which the Target Bonus is being determined or, if no such plan is then in effect, for the last year in which such a plan was in effect, expressed as a dollar amount based upon the Executive's Annual Base Salary for the year of such determination.

                  "VESTED SHARES" shall mean the shares of Stock so described in
Section 3(B)(ii).

                  "WELFARE BENEFIT CONTINUATION" shall mean the continuation of benefits so described in Section 5(C)(i)(d).

                  "WITHOUT CAUSE" shall mean without Cause and for reasons other than death, Disability or Retirement.

                  "WITHOUT GOOD REASON" shall mean without Good Reason and for reasons other than death, Disability or Retirement.

         2. EMPLOYMENT PERIOD: The Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, in accordance with the terms and provisions of this Agreement, for the Employment Period.

         3.       TERMS OF EMPLOYMENT:

         A.       POSITION AND DUTIES:  During the Employment Period:

                  (i) The Executive shall be employed as the Chairman of the Board and Chief Executive Officer of the Company and shall be responsible for the general management of the affairs of the Company. The Executive, in carrying out his duties under this Agreement, shall report only to the Board. The Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with the most significant of those held by, exercised by or assigned to the Executive at the Effective Date. The Executive's services shall be performed at the location where the Executive was employed immediately preceding the Effective Date or any office which is the headquarters of the Company and is less than 50 miles from such location. It is hereby agreed and understood that the Executive may be required by the Company to move his business office (within the 50-mile limit set forth above) but not his principle place of residence. In the event that the Company requires the Executive to move his main office outside of Harris County, the Company shall provide, at no expense to the Executive, an apartment or townhome in the new location which is commensurate with the Executive's standard of living.

                  (ii) Excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. It shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions and (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective

         Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

         B.       COMPENSATION:

                  (i) Annual Base Salary: During the Employment Period, the Executive shall receive an Annual Base Salary at a monthly rate at least equal to the monthly base salary paid to the Executive by the Company at the Effective Date. Annual Base Salary shall not be reduced.

                  (ii) Stock Award: The Executive has been granted, subject to the terms and conditions herein set forth, an award (the "Stock Award") with respect to 300,000 shares of Common Stock, without par value, of the Company ("Stock"), effective as of the Effective Date. The Stock Award shall be implemented by a credit to a bookkeeping account maintained by the Company evidencing the accrual in favor of the Executive of the unfunded right to receive shares of Stock of the Company, subject to the following terms and conditions:

                           (a) Executive shall not have any rights as a
                  stockholder in respect of the Stock Award, and the rights of Executive in respect of the shares of Stock deliverable thereunder may not be sold, assigned, transferred, pledged or otherwise encumbered, from the Effective Date unless and until the Executive is registered as the holder of such Stock on the records of the Company following the vesting of the Executive's rights with respect to such Stock Award as provided herein.

                           (b) The Executive's right to 150,000 shares of Stock
                  (the "Vested Shares") shall vest on June 1, 1999, provided that the Executive has remained in the continuous employment of the Company during the Base Employment Period. If, during the Base Employment Period, the Company terminates the Executive's employment for Cause or the Executive terminates employment Without Good Reason, the Executive shall forfeit all right to receive the Vested Shares as of the Date of Termination. If, during the Base Employment Period, the Company terminates the Executive's employment Without Cause, or the Executive terminates employment for Good Reason, or the Executive's employment terminates by reason of death, Disability, Retirement or the occurrence of a CIC, the Executive's right to receive the Vested Shares shall vest as of the Date of Termination.

                           (c) The Executive's right to 150,000 shares of Stock
                  (the "Performance Shares") shall generally be subject to achievement of certain performance goals as described in this paragraph (c);

                  provided, however, that (1) if, during the Base Employment Period, the Company terminates the Executive's employment Without Cause or the Executive terminates employment for Good Reason or the Executive's employment terminates by reason of the occurrence of a CIC, the Executive's right to the Performance Shares shall vest as of the Date of Termination,
                  (2) if, during the Base Employment Period, the Company terminates the Executive's employment for Cause or the Executive voluntarily terminates employment Without Good Reason, the Executive shall forfeit all right to the Performance Shares as of the Date of Termination, and (3) if, during calendar year 1997, the Executive's employment terminates by reason of death, Disability or Retirement, the Executive shall forfeit all right to Performance Shares as of the Date of Termination.

                                    If, during the period commencing January 1,
                  1998 and ending May 31, 1999, the Executive's employment terminates by reason of death, Disability or Retirement, (x) the Committee (within the meaning of the LICP) will determine the degree to which the performance goals applicable to the Executive for the LICP performance cycle commencing in 1997 are expected to be achieved through the end of the year of termination of employment and the number (if any) of Performance Shares to which the Executive would be entitled based upon that level of performance if the Performance Shares had been the Executive's restricted stock award under the LICP for the 1997 LICP performance cycle (without regard to the potential for any award of "Opportunity Shares" under the
                  LICP), (y) effective as of the Date of Termination, the Executive's right to receive a portion of the number of Performance Shares determined under part (x) of this sentence shall vest in the same proportion as the number of days elapsed from and including January 1, 1997 through and including the Date of Termination bears to 881 (the number of days from and including January 1, 1997 through and including May 31, 1999), and (z) effective as of the Date of Termination, the Executive shall forfeit all right to receive the remaining Performance Shares.

                                    Upon Executive's completion of the Base
                  Employment Period without termination of employment, (1) the Committee (within the meaning of the LICP) will determine the degree to which the performance goals applicable to the Executive for the LICP performance cycle commencing in 1997 are expected to be achieved through the end of that performance cycle and (2) effective as of June 1, 1999, the Executive shall have a vested right to receive the number (if any) of Performance Shares to which the Executive would be entitled, based upon the level of performance determined under part (1) of this sentence, if the Performance Shares had been the Executive's restricted stock award for the 1997 LICP performance cycle (without regard to the potential for any award of "Opportunity Shares" under the LICP).

                                    The determinations of the Committee under
                  this Section 3(B)(ii)(c) shall be final and binding on all parties.

                           (d) Shares of Stock shall be registered in the name
                  of the Executive and certificates representing such shares of Stock shall be delivered to the Executive as soon as practicable following the date on which Executive's right to receive such shares vests. Unless the Company determines otherwise, shares of Stock delivered to the Executive shall consist of shares of Stock theretofore held by the Company in its treasury or by a subsidiary of the Company.

                           (e) Dividends shall not be paid to the Executive with
                  respect to any share of Stock prior to the date that such share is registered in the name of the Executive on the books of the Company; provided, however, that an amount equal to the total amount of dividends payable with respect to such share from the Effective Date through the date that such share is delivered to the Executive (taking into account any adjustments pursuant to the following paragraph (f)) shall be paid to the Executive in cash on the date that the share of Stock is registered in the name of the Executive on the books of the Company.

                           (f) The issuance of Stock pursuant to the Stock Award
                  made hereunder shall be subject to the provisions of Sections 13.1, 13.2 and 13.3 of the LICP as though the Stock Award had been granted as a Stock Incentive thereunder. The Company shall make all appropriate adjustments with respect to the Stock Award under Section 13.3 of the LICP on a basis no less favorable to the Executive than corresponding adjustments made with respect to any comparable award or incentive under the LICP or any other incentive plan of the Company in which peer executives participate. Notwithstanding any provision of this
                  Section 3(B)(ii), the Performance Shares shall not in any respect be deemed an award under the LICP.

                  (iii) Benefit and Bonus Plans: During the Employment Period, except as otherwise set forth in this paragraph (iii), the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of the Company and its Affiliated Companies. The Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its Affiliated Companies (including, without limitation, medical, prescription, dental, disability, the Executive salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other peer executives of the Company and its Affiliated Companies. Notwithstanding the foregoing:

                           (a) The Executive shall not be granted awards under
                  the Company's Long-Term Incentive Compensation Plan for performance cycles commencing in 1998 or 1999; and

                           (b) The Executive shall be entitled to receive a
                  separate monthly supplemental retirement benefit from the Company equal to the excess, if any, of (1) the benefit payable under the Retirement Plan and the SERP based on the benefit accrual formulas and actuarial assumptions in effect at the Effective Date over (2) the Executive's actual benefit (paid or payable) under the Retirement Plan and the SERP. Any such benefit shall commence at the same time and be payable in the same form as the amounts paid under the Retirement Plan and the SERP.

                  (iv) Expenses: During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in accordance with the policies, practices and procedures of the Company and its Affiliated Companies to the extent applicable generally to other peer executives of the Company and its Affiliated Companies.

                  (v) Vacation and Fringe Benefits: During the Employment Period, the Executive shall be entitled to paid vacation and fringe benefits in accordance with the plans, practices, programs and policies of the Company and its Affiliated Companies to the extent applicable generally to other peer executives of the Company and its Affiliated Companies.

                  (vi) Other Perquisites: During the Employment Period, the Executive shall continue to be provided with such perquisites as were provided to the Executive on the Effective Date of this Agreement. Such perquisites shall be reviewed annually by the Compensation Committee of the Board.

         4.       TERMINATION OF EMPLOYMENT:

         A. DEATH OR DISABILITY: The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period, it may give to the Executive written notice in accordance with Section 15(B) of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties.

         B. CAUSE: The Company may terminate the Executive's employment during the Employment Period for Cause.

         C. GOOD REASON: The Executive's employment may be terminated during the Employment Period by the Executive for Good Reason. For purposes of this Section 4(C), any good faith determination of Good Reason made by the Executive shall be conclusive.

         D. NOTICE OF TERMINATION: Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 15(B). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

         E. EXPIRATION OF EMPLOYMENT PERIOD: The Executive's employment shall terminate automatically upon the expiration of the Employment Period.

         5. OBLIGATIONS OF THE COMPANY UPON TERMINATION OF EMPLOYMENT:

         A. FOR CAUSE OR WITHOUT GOOD REASON: If, at any time during the Employment Period, the Company terminates the Executive's employment for Cause or the Executive terminates his employment Without Good Reason, this Agreement shall terminate without further obligations to the Executive other than (i) the obligation to pay to the Executive the Annual Base Salary through the Date of Termination plus the amount of any compensation previously deferred by the Executive, in each case to the extent theretofore unpaid, (ii) the timely provision of Other Benefits without regard to the installment payment commencement date required by Section 5(C)(i)(e), and (iii) fulfillment of the requirements of Section 3(B)(iii)(b), Sections 5(D) and (E) (to the extent applicable) and Section 16. Accordingly, the Executive shall forfeit all right to the Stock in accordance with Section 3(B)(ii) and the Executive shall have no right to receive the dividend-related payment described in Section 3(B)(ii) (unless such termination occurs on or after June 1, 1999, in which case the Stock and dividend-related payment shall be paid to the Executive as provided in
Section 3(B)(ii)). Any unpaid but due Annual Base Salary shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination under this paragraph.

         B. OTHERWISE, UPON A CIC OR WHILE THE COMPANY IS A PARTY TO A CIC
AGREEMENT:

                  (i) Without Cause, For Good Reason or Upon a CIC:  If:

                           (a) during the Employment Period and while the
                  Company is a party to a CIC Agreement, the Company terminates the employment of the Executive Without Cause or the Executive terminates his employment for Good Reason, or

                           (b) the Executive's employment automatically
                  terminates upon the expiration of the Employment Period due to the occurrence of a CIC,

         the Company shall (I) pay the Executive, within 30 days after the Date of Termination, an amount equal to the Executive's Base Amount multiplied by 2.99 and (II) timely deliver to the Executive all shares of Stock to which the Executive has a vested right pursuant to Section 3(B)(ii) that were not previously paid thereunder, if any, together with a cash amount equal to all dividends that were payable with respect to such shares of Stock from the Effective Date through the date of delivery as provided in Section 3(B)(ii) (unless such dividends were previously paid thereunder). Upon such payment and delivery of Stock, this Agreement shall terminate without further obligations to the Executive other than (x) the obligation to pay to the Executive the Annual Base Salary through the Date of Termination to the extent theretofore unpaid, (y) the timely payment or provision of the Welfare Benefit Continuation and Other Benefits in accordance with Section 5(C)(i), and (z) fulfillment of the requirements of Section 3(B)(iii)(b), Section 5(D) and (E) and Section 16. Any unpaid but due Annual Base Salary shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination under this paragraph.

                  (ii) Death, Disability or Retirement: If, during the Employment Period and at a time when the Company is a party to a CIC Agreement, the Executive's employment is terminated by reason of the Executive's death, Disability or Retirement, the Executive or the Executive's Beneficiary shall be entitled to the payments and benefits that would be payable to or in respect of the Executive upon the occurrence of the corresponding event described in Section 5(C)(ii) or
         (iii). In addition, upon the subsequent occurrence of a CIC resulting from the CIC Agreement that was pending at the time of the Executive's death, Disability or Retirement, the Executive or the Executive's Beneficiary shall be entitled to the payments and benefits that would have been payable to or in respect of the Executive upon the occurrence of the events described in Section 5(B)(i), offset by the amount of any lump-sum cash payment made to the Executive or the Executive's Beneficiary pursuant to the foregoing provisions of this Section 5(B)(ii), and the Company shall have no further obligations to or in respect of the Executive under this Agreement. To the extent that a payment or benefit that would be payable upon the occurrence of a CIC under this Section 5(B)(ii) is or was paid or payable pursuant to this
         Section 5(B)(ii) due to the Executive's death, Disability or Retirement, no duplicate payment or benefit shall be paid.

         C. OTHERWISE, BEFORE A CIC AND WHEN THE COMPANY IS NOT A PARTY TO A CIC
AGREEMENT: If, during the Employment Period, prior to the occurrence of a CIC and at a time when the Company is not a party to a CIC Agreement, the employment of the Executive terminates (except for Cause or Without Good Reason, which are addressed in Section 5(A)), the obligations of the Company shall be as set forth below:

                  (i) For Good Reason or Without Cause: If, at a time described in this Section 5(C), the Executive terminates his employment for Good Reason or the Company terminates the Executive's employment Without Cause, then:

                           (a) the Company shall pay to the Executive in a lump
                  sum in cash (or common stock of the Company with respect to certain payments under the LICP), within 30 days after the Date of Termination, determined without any reduction for the present value of such lump-sum payment, the aggregate of:

                                    (I) the Annual Base Salary payable to the
                           Executive for the remainder of the Base Employment Period, as if there had been no termination of employment;

                                    (II) all bonuses payable to the Executive
                           for the remainder of the Base Employment Period, as if there had been no termination of employment (including, but not by way of limitation, all bonuses awarded to the Executive under the EICP and the LICP and all bonuses that would have been awarded to the Executive under the EICP and LICP during the remainder of the Base Employment Period), assuming, for purposes of determining the amount of any bonus,
                           (x) that bonus awards continued to be granted at the levels most recently granted to the Executive prior to the Date of Termination (unless a reduction in the level of any bonus award was the basis for a termination for Good Reason, in which case reference shall be made to the level in effect prior to such reduction) and (y) that any applicable performance objectives were met at the "target" level; and

                                    (III) any accrued vacation pay;

                  in each case to the extent not theretofore paid (the sum of the amounts described in clauses (I) - (III) above shall be referred to herein as the "Accrued Obligations");

                           (b) the benefits accrued up to the Date of
                  Termination under the Retirement Plan and the SERP or any successor plan thereto shall commence thereunder in such form and at such time as elected by the Executive in accordance with the terms of said Plans, subject to the requirements of
                  Section 16;

                           (c) the Company shall pay a separate monthly
                  supplemental retirement benefit equal to the excess, if any, of (I) the benefit payable under the Retirement Plan and the SERP or any other successor supplemental and/or excess retirement plan of the Company and its Affiliated Companies providing benefits for the Executive which the Executive would receive if the Executive's employment continued at the compensation level provided for in Section 3(B) for the remainder of the Base Employment Period, assuming for this purpose that (x) all accrued benefits are fully vested and (y) benefit accrual formulas and actuarial assumptions are no less advantageous to the Executive than those in effect at the Effective Date, over (II) the Executive's actual benefit (paid or payable), if any, under the Retirement Plan and the SERP (the amount of such benefit calculated under this Section 5(C)(i)(c), which shall commence at the same time and be payable in the same form as the amounts described in Section 5(C)(i)(b), shall be referred to herein as the "Supplemental Retirement Benefit");

                           (d) for the remainder of the Base Employment Period,
                  or such longer period as any plan, program, practice or policy may provide, the Company shall continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the welfare benefit plans, programs, practices and policies described in Section 3(B)(iii) if the Executive's employment had not been terminated; provided, however, that if the Executive becomes reemployed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility (such continuation of such benefits for the applicable period herein set forth shall be referred to herein as "Welfare Benefit Continuation");

                           (e) to the extent not theretofore paid or provided,
                  the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided or which the Executive and/or the Executive's family is eligible to receive pursuant to this Agreement and under any plan, program, policy or practice or contract or agreement of the Company and its Affiliated Companies as in effect and applicable generally to other peer executives and their families (such other amounts and benefits, payable as described in this paragraph, shall be referred to herein as the "Other Benefits"); provided, however, that the Company and the Board hereby agree to cause the Deferred Compensation Plan to be administered or amended so that any and all amounts of salary and/or bonus theretofore deferred by the Executive and held under the Deferred Compensation Plan with instructions from the Executive to pay in 15 annual installments shall be paid in said 15 installments commencing on the later of June 1, 2000 or the first anniversary of the Executive's Termination Date, notwithstanding any provision of the Deferred Compensation Plan to the contrary; and

                           (f) the Company shall pay to the Executive in a lump
                  sum in cash, within 30 days after the Date of Termination, the amount it would have contributed as an employer contribution to the tax-qualified Savings Plan of the Company for the remainder of the Base Employment Period, had the Executive contributed at the maximum rate during said period and had the terms of said Savings Plan as in effect on the Effective Date remained unchanged during said remainder of the Base Employment Period;

                           (g) the Company shall timely deliver to the Executive
                  all shares of Stock to which he has a vested right pursuant to
                  Section 3(B)(ii), together with a cash amount equal to all dividends that were payable with respect to such shares of Stock from the Effective Date through the date of delivery as provided in Section 3(B)(ii); and

                           (h) the Company shall fulfill the requirements of
                  Section 5(D) and (E) and Section 16.

                  (ii) By Reason of Death or Disability: If, at a time described in this Section 5(C), the Executive's employment is terminated by reason of the Executive's death or Disability, this Agreement shall terminate without further obligations to or in respect of the Executive under this Agreement, other than for (a) payment of Accrued Obligations (which shall be paid to the Executive or the Executive's Beneficiary in a lump sum in cash (or common stock of the Company with respect to certain payments under the LICP) within 30 days of the Date of Termination), (b) the timely payment or provision of the Welfare Benefit Continuation and Other Benefits in accordance with Section 5(C)(i), (c) the timely delivery of all shares of Stock to which the Executive has a vested right pursuant to Section 3(B)(ii), together with a cash amount equal to all dividends that were payable with respect to such shares of Stock from the Effective Date through the date of delivery as provided in

         Section 3(B)(ii), and (d) fulfillment of the requirements of Section 3(B)(iii)(b), Section 5(D) and (E) (to the extent applicable), and
         Section 16.

                  (iii) Retirement: If, at a time described in this Section 5(C), the Executive terminates his employment with the Company by reason of Retirement, he shall be entitled to receive under this Agreement, in addition to all other benefits otherwise due from the Company upon Retirement, the prompt payment of all benefits due under
         Section 5(C)(i) had the Executive terminated employment for Good Reason as described therein; provided, however, that Executive's rights with respect to the Performance Shares shall be governed by the applicable provisions of Section 3(B)(ii). Furthermore, the Executive shall be entitled, for the remainder of the Base Employment Period, to the prompt reimbursement of all expenses incurred for civic or industry activities undertaken on behalf of the Company which are of a similar nature and scope to those expenses reimbursable by the Company to the Executive on the Effective Date. In this connection, the Executive shall also be afforded reasonable use of any Company aircraft.

         D. SALARY CONTINUATION PLAN: Upon a termination of employment during or at the end of the Employment Period for any reason, the Company hereby agrees that the Executive shall be fully vested in the benefit provided under the Salary Continuation Plan, as in effect on the Effective Date, and that the benefit payable thereunder shall be based on his Annual Base Salary as provided in Section 3(B)(i).

         E. OFFICE: Upon a termination of employment during or at the end of the Employment Period for any reason other than death or for Cause, the Company shall provide the Executive with suitable executive office space and secretarial help at an acceptable location outside the premises of any Company location. Such office and secretary shall be provided the Executive until such time as mutually agreed by the parties to be no longer necessary.

         6. CONSULTING PERIOD AND DUTIES: The Company and the Executive agree that, upon the Executive's continuous employment through the end of the Employment Period, the Company shall retain the services of the Executive as a consultant during the Consulting Period in accordance with the terms and provisions of this Agreement. During the Consulting Period, the Executive shall provide such consultation and advice in connection with the Company's business as the Company may reasonably request; provided, however, that the Executive shall have no obligation to devote more than 40 hours per month to such consultation. In consideration of the Executive's agreement to make himself available to provide the consulting services described herein, the Company and the Board hereby agree to cause the Deferred Compensation Plan to be administered or amended, upon Executive's completion of the Employment Period, so that any and all amounts of salary and/or bonus theretofore deferred by the Executive and held under the Deferred Compensation Plan of the Company with instructions from the Executive to pay in 15 annual installments shall commence on the later of June 1, 2000 or the first anniversary of the last day of the Employment Period, notwithstanding any provision of the Deferred Compensation Plan to the contrary. Should the Executive refuse to provide such consulting services at any time during the Consulting Period for any reason not beyond the control of the Executive, such installments shall immediately commence upon the expiration of 60 days following the Executive's receipt of written notice from the Company of his failure to fulfill his obligations hereunder during which the Executive does not cure such failure.

         7. NON-EXCLUSIVITY OF RIGHTS: Except as provided in Section 5, nothing in this Agreement shall prevent or limit the Executive's continuing or further participation in any plan, program, policy or practice provided by the Company or any of its Affiliated Companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its Affiliated Companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its Affiliated Companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         8. SET-OFF; MITIGATION; LEGAL FEES; EXPENSES; OBLIGATIONS PENDING DISPUTE RESOLUTION:

         A. SET-OFF AND MITIGATION: The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(C)(i)(d), such amounts shall not be reduced whether or not the Executive obtains other employment.

         B. LEGAL FEES AND EXPENSES: It is the intent of the Company that the Executive not be required to incur legal fees and the related expenses associated with the interpretation, enforcement or defense of the Executive's rights under this Agreement by litigation or otherwise because the cost and expense thereof would detract from the benefits intended to be extended to the Executive hereunder. Accordingly, if it should appear to the Executive that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, the Executive the benefits provided or intended to be provided to the Executive hereunder, the Company irrevocably authorizes the Executive from time to time to retain counsel of the Executive's choice, at the expense of the Company as hereafter provided, to advise and represent the Executive in connection with any such interpretation, enforcement or defense, including without limitation the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship will exist between the Executive and such counsel. Without respect to whether the Executive prevails, in whole or in part, in connection with any of the foregoing, the

Company will pay and be solely financially responsible for any and all attorneys' fees and related expenses incurred by the Executive in connection with any of the foregoing except to the extent that a final judgment no longer subject to appeal finds that a claim or defense asserted by the Executive was frivolous. (In such a case, the portion of such fees and expenses incurred by the Executive as a result of such frivolous claim or defense shall become the Executive's sole responsibility and any funds advanced by the Company or by a Trust created to secure such payment shall be repaid.) The Company agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive incurs as described above, plus in each case interest on any delayed payment at the applicable Federal rate provided for in
Section 7872(f)(2)(A) of the Code.

                  In addition and to the extent not already provided by the terms of any insurance policy owned by the Company, the Company hereby agrees to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any litigation or other legal action filed against the Executive or his estate arising out of, or in any way connected with or resulting from, actions taken or omitted to be taken by the Executive during his employment with the Company.

                  In the event a CIC occurs, the performance of the Company's obligations under this Section 8 will be funded by amounts deposited or to be deposited in trust pursuant to certain trust agreements to which the Company will be a party providing that the fees and expenses of counsel selected from time to time by the Executive pursuant to this Section 8 will be paid, or reimbursed to the Executive if paid by the Executive, either in accordance with the terms of such trust agreements, or, if not so provided, on a regular, periodic basis upon presentation by the Executive to the trustee of a statement or statements prepared by such counsel in accordance with its customary practices. In order to be eligible for payment of expenses directly from the Company, Executive must first exhaust all rights to payment under the trust agreements contemplated immediately above. The pendency of a claim by the Company that a claim or defense of the Executive is frivolous or otherwise lacking merit shall not excuse the Company (or the trustee of a Trust contemplated by this Section 8) from making periodic payments of legal fees and expenses until a final judgment is rendered as hereinabove provided. Any failure by the Company to satisfy any of its obligations under this Section 8 will not limit the rights of the Executive hereunder. Subject to the foregoing, the Executive will have the status of a general unsecured creditor of the Company and will have no right to, or security interest in, any assets of the Company or any Affiliate.

         C. OBLIGATIONS PENDING DISPUTE RESOLUTION: If there shall be any dispute between the Company and the Executive regarding (i) in the event of any termination of the Executive's employment by the Company, whether such termination was for Cause, or (ii) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final, nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to this Agreement as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

         9. CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY: Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 9 (a "Payment")) would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment (whether through withholding at the source or otherwise) by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto), employment taxes and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  Subject to the provisions of this Section 9, all determinations required to be made under this Section 9, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Deloitte & Touche (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the CIC, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 9, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal income tax return would not result in the imposition of negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to the following provisions of this
Section 9 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up

Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                  (a) give the Company any information reasonably requested by the Company relating to such claim;

                  (b) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;

                  (c) cooperate with the Company in good faith in order to effectively contest such claim; and

                  (d) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax, employment tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation of the foregoing provisions of this Section 9, the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax, employment tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  If, after the receipt by the Executive of an amount advanced by the Company pursuant to the foregoing provisions of this Section 9, the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company complying with the requirements of this Section 9) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to the foregoing provisions of this Section 9, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

                  If the Company is obligated to provide the Executive with Welfare Benefit Continuation and the amount of such benefits or the value of such benefit coverage (including without limitation any insurance premiums paid by the Company to provide such benefits) is subject to any income, employment or similar tax imposed by federal, state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereafter collectively referred to as the "Income Tax") because such benefits cannot be provided under a nondiscriminatory health plan described in Section 105 of the Code or for any other reason, the Company will pay to the Executive an additional payment or payments (collectively, an "Income Tax Payment"). The Income Tax Payment will be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), the Executive retains an amount of the Income Tax Payment equal to the Income Tax imposed with respect to such Welfare Benefits Continuation.

         10. CONFIDENTIAL INFORMATION: The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its Affiliated Companies, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its Affiliated Companies and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 10 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

         11. SUCCESSORS:

         A. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         B. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         C. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

         12. SOURCE OF PAYMENTS: All payments provided in this Agreement shall, unless the plan or program pursuant to which they are made provide otherwise, be paid in cash from the general funds of the Company, and no special or separate funds shall be established and no other segregation of assets shall be made to assure payment. The Executive shall have no right, title or interest whatever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder. Nothing contained in this Agreement, and no action taken pursuant to this provision, shall create or be construed to create a trust of any kind, or a fiduciary relationship, between the Company and the Executive or any other person. To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

         13. EFFECT OF PRIOR AGREEMENTS: This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Company or any predecessor of the Company and the Executive, except that this Agreement shall not affect or operate to reduce (a) any benefit or compensation inuring to the Executive of a kind elsewhere provided and not expressly provided or modified in this Agreement or (b) the agreements of the Company set forth in that certain letter to the Executive from John T. Cater, as Chairman of the Compensation Committee of the Board, dated November 28, 1995, regarding the Executive's service with the World Energy Council. Specifically, but not by way of limitation, this Agreement supersedes and replaces that certain amended and restated Employment Agreement between the parties, dated February 25, 1997.

         14. CONSOLIDATION, MERGER OR SALE OF ASSETS: Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another corporation which assumes this Agreement and all obligations and undertakings of the Company hereunder; provided that no such action shall diminish the Executive's rights hereunder, including, without limitation, rights under Section 4(C). Upon such a consolidation, merger or transfer of assets and assumption, the term "Company" as used herein shall mean such other corporation.

         15. MISCELLANEOUS:

         A. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws. The captions of this

Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         B. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified-mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:       Don D. Jordan
                                    5 Stayton Circle
                                    Houston, Texas  77024


         If to the Company:         Houston Industries Incorporated
                                    P.O. Box 4567
                                    Houston, Texas  77210

                                    ATTENTION:   Mr. Hugh Rice Kelly
                                                 Vice President, General Counsel
                                                   and Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         C. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         D. The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         E. The Executive's or the Company's failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(C), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

         F. The headings of paragraphs herein are included solely for convenience and reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

         16. DEFERRED COMPENSATION PLAN AND SERP PAYMENTS: Notwithstanding any provision herein or any provision of the Deferred Compensation Plan of the Company to the contrary, the Company and the Board hereby agree to cause the Deferred Compensation Plan to be administered so that any and all amounts of salary and/or bonus theretofore deferred by the Executive and held under the Deferred Compensation Plan with instructions from the Executive to pay in 15 annual installments (a) shall be paid in said 15 installments, (b) shall remain in said Plan earning interest at the rate prescribed therein until installment distributions commence, (c) shall commence at the time provided herein (or, if not provided for herein, at the time provided in said Plan) and
(d) shall not be commuted and paid in a lump sum. Notwithstanding any provision of this Agreement or any provision of the SERP to the contrary, the Company and the Board hereby agree to cause the SERP to be administered so that no benefit payable to or on behalf of the Executive under the SERP may be commuted and paid in a lump sum.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name and on its behalf, all on the day and year first above written, but effective as of the Effective Date.

                                    HOUSTON INDUSTRIES INCORPORATED



                                    By
                                      ------------------------------------------
                                         Robert J. Cruikshank, Chairman of the
                                            Compensation Committee of the
                                            Board of Directors


                                    EXECUTIVE



                                    --------------------------------------------
                                    Don D. Jordan